EXHIBIT 10.14

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of September 19, 2007 by and among China Cablecom Ltd, a company organized under the laws of the British Virgin Islands (the “Company”), and the entities listed on Schedule A attached hereto (each an “Investor,” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company shall enter into an Agreement and Plan of Merger which contemplates the merger of the Company with Triple Eight Acquisition Corp., the wholly-owned subsidiary of Jaguar Acquisition Corporation (“Jaguar”) to effect a business combination between Jaguar and the Company (the “Business Combination”).

WHEREAS, in anticipation of the Business Combination, as a result of which the combined companies will have approximately $$26,000,000 million in working capital now being held by Jaguar in trust pending approval of the Business Combination by its shareholders, the Company wishes to issue, and the Investors wish to acquire 60 units of its securities (the “Units”), each Unit consisting of a promissory note in the face amount of $499,808 and 19,167 shares of the Company’s Class A Preferred Shares (the “Preferred Stock”) in exchange for payment of $500,000 per Unit for aggregate consideration of $30,000,000 (the “Financing”).

WHEREAS, the Company and the Investors desire to enter into this Agreement in order to, among other things, reflect the registration rights to be provided to the Investors in connection with their purchase of the Preferred Stock in the Financing.

NOW, THEREFORE, in consideration of the mutual promises and covenants and agreements set forth herein, the Company and the Investors hereby agree as follows:

AGREEMENT

1.	Registration Rights.

1.1 Definitions. For purposes of this Section 1:

(a) Effectiveness Date. The term “Effectiveness Date” means with respect to any Registration Statement the earlier of (A) the ninetieth (90th) day following the Filing Date or any Additional Filing Dates, as applicable, or (B) in the event the Registration Statement receives a “full review” by the Commission, the one hundred twentieth (120th) day following the Filing Date or any Additional Filing Dates, as applicable, or (C) the date which is within three (3) Business Days after the date on which the Commission informs the Company the (i) the Commission will not review a Registration Statement or (ii) the Company may request the acceleration of the effectiveness of a Registration Statement and the Company makes such request; provided, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

(b) Filing Date. The term “Filing Date” means the thirtieth (30th) day following the date of the consummation of the Business Combination; provided, that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

(c) Holder. For purposes of this Section 1 and Section 2 hereof, the term “Holder” or “Holders” means any person or persons owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of the Securities convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register the Registrable Securities, and Holders of Registrable Securities will not have their Preferred Stock automatically converted into Common Shares in order to exercise the registration rights granted hereunder, until the closing of the Business Combination.

(d) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement.

(e) Registrable Securities. The term “Registrable Securities” means: (i) any and all common shares of the Company (“Common Shares”) issued or issuable upon the conversion of the Company’s Preferred Stock (collectively, the “Securities”), and (ii) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of, all such Common Shares described in clause (i) of this subsection (e).

(f) Registrable Securities Then Outstanding. “Registrable Securities Then Outstanding” shall mean the number of Common Shares which are Registrable Securities and are then issued and outstanding.

(g) “Rule 415” The terms Rule 415 means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(h) “Securities Act”. The term “Securities Act” means the Securities Act of 1933, as amended.

(i) SEC. The term “SEC” means the United States Securities and Exchange Commission.

1.2 Mandatory Registration.

(a) Registration. On or prior to the Filing Date, the Company, or any successor in interest of the Company, shall prepare and file with the SEC a “resale” Registration Statement providing for the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder). The Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). The Company shall request that the effective time of any such Registration Statement is 5:00 p.m. Eastern Time on the effective date.

(b) In the event that the Company is unable to register for resale under Rule 415 all of the Registrable Securities on the Registration Statement that it has agreed to file pursuant to the first sentence of this Section 1.2(a) due to limits imposed by the SEC’s interpretation of Rule 415, the Company will file a Registration Statement under the Securities Act with the SEC covering the resale by the Holders of such lesser amount of the Registrable Securities as the Company is able to register pursuant to the SEC’s interpretation of Rule 415 of Regulation C under the Securities Act and use its reasonable best efforts to have such Registration Statement become effective as promptly as possible and, when permitted to do so by the SEC, to file subsequent registration statement(s) under the Securities Act with the SEC covering the resale of any Registrable Securities that were omitted from previous registration statement(s) and use its reasonable best efforts to have such registration declared effective as promptly as possible. In furtherance of the Company’s obligations set forth in the preceding sentence, the parties hereby agree that in the event that any Holder shall deliver to the Company a written notice at any time after the later of (x) the date which is six months after the Effectiveness Date of the latest Registration Statement that was filed pursuant to Section 1.2(a) or 1.2(b) hereof, as applicable, or (y) the date on which all Registrable Securities registered on all of the prior Registration Statements filed pursuant to Section 1.2(a) and 1.2(b) hereof are sold, that the Company shall file, within 30 days following the date of receipt of such written notice, an additional Registration Statement registering any Registrable Securities that were omitted from the initial Registration Statement.

(c) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each

Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and of any counsel for the selling Holder(s). Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered.

1.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) calendar days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to (i) any employee benefit plan or (ii) a corporate reorganization, merger or acquisition) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) calendar days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, the number of Registrable Securities to be included in such registration shall not be reduced to less than twenty-five percent (25%) of the aggregate securities included in such registration without the prior consent of at least a majority of the Holders who have requested their shares to be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding underwriters’ and brokers’ discounts and commissions and any fees or disbursements of counsel for the selling Holder(s)), including, without limitation all governmental registration and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

1.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the later of (i) one hundred eighty (180) days after the effective date of the registration statement, or (ii) the earlier of (A) the date all securities covered by the registration statement have been sold, and (B) the date that all securities covered by the registration statement that have not been sold could be sold to the public without registration in compliance with rule 144(k);

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this clause (e), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) make commercially reasonable efforts to notify (at least one business day prior) each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

(h) the Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in any Registration Statement, Prospectus, or any amendment or supplement thereto, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or 1.3 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3 hereof:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7.

(d) Contribution. If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Shares, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) as long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent periodic report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

1.9 Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 1.2 or 1.3 with respect to (i) any request or requests for registration made by any Holder on a date more than two (2) years after the closing of the Business Combination if all such Registrable Securities proposed to be sold by a Holder (and its affiliates) may be sold without registration under the Securities Act pursuant to Rule 144, or (ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2 or 1.3 if (a) all such Registrable Securities proposed to be sold by a Holder (and its affiliates) may be sold without registration under the Securities Act pursuant to Rule 144(k); (b) the Company has consummated the Business Combination and is subject to the provisions of the Exchange Act, and (c) such Holder (together with its affiliates) holds less than five percent (5%) of the Company’s outstanding Common Shares (in either case treating all shares of convertible Preferred Stock on an as-converted basis).

2.	Assignment and Amendment.

2.1 Assignment. Notwithstanding anything herein to the contrary, the rights of an Investor hereunder may be assigned only to (i) a party who acquires at least Fifty Thousand (50,000) shares of Registrable Securities (as adjusted for stock splits, dividends, and the like), or in the event such Investor holds less than 50,000 shares of Registrable Securities, such Investor’s entire remaining balance of shares of Registrable Securities, (ii)(A) a direct or indirect stockholder, partner, member, or beneficiary of such Investor; (B) a spouse, child, parent or beneficiary of the estate of such Investor or (C) a trust for the benefit of the persons set forth in (A) or (B), or (iii) a party who acquires such Registrable Securities without consideration; provided, however, that no party may be assigned any of the foregoing rights unless the

Company is given written notice by the assigning party at the time of such assignment stating the name, address and tax identification number of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee (a) shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2, and (b) is not a competitor of the Company as determined in good faith by the Company’s Board of Directors.

2.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding shares of Registrable Securities and/or Common Shares representing and/or convertible into a majority of all the Investors’ Shares (as defined below). As used herein, the term “Investors’ Shares” shall mean the Common Shares then issuable upon conversion of all then outstanding Preferred Stock, plus all then outstanding Common Shares that were issued upon the conversion of Preferred Stock. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

3.	General Provisions.

3.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, deposited in the international air mail postage prepaid, or sent by facsimile or e-mail when receipt is electronically confirmed (i) if to an Investor, as set forth below Investor’s name on the signature page of this Agreement, and (ii) if to the Company, to the address set forth below:

111 West 57th Street

Suite 1120

New York, NY 10019

Attn: Clive Ng

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall be deemed conclusively given when personally delivered or sent in the manner set forth above.

3.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

3.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, excluding that body of law relating to conflict of laws and choice of law that would result in the application of the substantive law of another jurisdiction.

3.4 JURISDICTION; SERVICE; WAIVERS. ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS AGREEMENT BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. BY ACCEPTANCE HEREOF, THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

3.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

3.7 Successors and Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. In furtherance thereof, in connection with the conversion of the Registrable Securities into shares of common stock of Jaguar at the time of the consummation of the Business Combination, it shall be a condition to the consummation of the Business Combination that the Company assign, pursuant to a separate assignment agreement, all of its rights and obligations under this Agreement with respect to the registration of the Registrable Securities to Jaguar and Jaguar shall assume all such rights and obligations of the Company hereunder.

3.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10 Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

3.11 Adjustments for Stock Splits and Certain Other Changes. Wherever in this Agreement there is a reference to a specific number of Common Shares or Preferred Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

3.12 Aggregation of Stock. All shares deemed to be “beneficially owned” (as such term is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any entity or person, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.13 Termination. This Agreement shall terminate in the event the Business Combination is not consummated.

3.14 Failure to File Registration Statement and Other Events. The Company and the Investors agree that the Holders will suffer damages if a Registration Statement is not filed on or prior to the Filing Date or any additional Filing Date, as applicable, or after notice from the Holders, as set forth in Section 1.2(b) hereto, and, in each case, not declared effective by the SEC on or prior to the applicable Effectiveness Date and maintained in the manner contemplated herein during the applicable Effectiveness Period or if certain other events occur. The Company and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) a Registration Statement is not filed on or prior to the Filing Date, any additional Filing Date or after notice from the Holders, as set forth in Section 1.2(b) hereof, or (B)  a Registration Statement is not declared effective by the SEC on or prior to the applicable Effectiveness Date, or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (D) any Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (E) trading in the Common Stock shall be suspended or if the Common Stock is no longer quoted on or is delisted from the OTC Bulletin Board (or other principal exchange on which the Common Stock is listed or traded) for any reason for more than three (3) Business Days in the aggregate (any such failure or breach being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (C) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (D) after more than fifteen (15) Business Days, or for purposes of clause (F) the date on which such three (3) Business Day period is exceeded, being referred to as “Event Date”), the Company shall pay an amount in cash as liquidated damages to each Holder equal to one percent (1.0%) of the amount of the Holder’s initial investment in the Units for each calendar month or portion thereof thereafter from the Event Date until the applicable Event is cured; provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder pursuant to this Section 3.14 exceed an aggregate of ten percent (10%) of the amount of the Holder’s initial investment in the Units; and provided, further, that notwithstanding the foregoing, in the event the SEC does not permit all of the Registrable Securities to be included in a Registration Statement because of its application of Rule 415, no liquidated damages shall be payable pursuant to this Section by the Company with respect to any Registrable Securities that the Company was not permitted to include on such Registration Statement. Liquidated damages payable by the Company pursuant to this Section 7(d) shall be payable on the first (1st) Business Day of each thirty (30) day period following the Event Date. The parties agree that the liquidated damages set forth in this Section 3.14 shall be the exclusive remedy of the parties hereto with respect to the breaches by the Company of this Section 3.14.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

CHINA CABLECOM LTD
By:	/s/ Clive Ng
Name:	Clive Ng
Title:	Executive Chairman

FORM OF OMNIBUS INVESTOR SIGNATURE PAGE TO

CHINA CABLECOM LTD

REGISTRATION RIGHTS AGREEMENT

[Print Name of Investor]	[Name of Co-Investor, if applicable]

[Signature]	[Signature]

Name:	Name:

Title:	Title:

Mailing Address:	Telephone No.:

Facsimile No:

Email Address:

Taxpayer ID Number:
(City, State and Zip)

Counterpart Signature Page to Registration Rights Agreement

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Schedules	Description
Schedule I	Schedule of Investors

The contents of the schedules have been omitted. We will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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